UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2005

YAMAHA MOTOR RECEIVABLES CORPORATION
(Exact name of registrant as specified in its charter)
(Originator of the Yamaha Motor Master Trust)

Delaware	333-74069, 333-45516, 033-72806	33-0592719
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

6555 Katella Avenue, Suite A
Cypress, CA 90630
(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 761-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

Registrant has caused the issuance of certain securities evidencing interests in receivables held by the Yamaha Motor Master Trust pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1999 (the “Pooling and Servicing Agreement”), among registrant, as transferor, Yamaha Motor Corporation, U.S.A. (“YMUS”), as servicer, and JPMorgan Chase Bank, as trustee.  YMUS is the servicer of the receivables included in the Yamaha Motor Master Trust.  Registrant is a wholly owned subsidiary of YMUS.

On February 10, 2005 (i) PricewaterhouseCoopers (“PwC”) declined re-appointment as YMRC’s principal accountant for the performance of agreed upon procedures and related servicer reviews required under the Pooling and Servicing Agreement, based on staffing considerations at PwC, and (ii) YMRC retained Ernst & Young LLP (“E&Y”), as its principal accountants, to perform the agreed upon procedures and related servicer reviews required under the Pooling and Servicing Agreement.

Item 1.02        Termination of a Material Definitive Agreement

On February 10, 2005 (i) PwC declined re-appointment as YMRC’s principal accountant for the performance of agreed upon procedures and related servicer reviews required under the Pooling and Servicing Agreement, based on staffing considerations at PwC and (ii) YMRC retained E&Y, as its principal accountants to perform the agreed upon procedures and related servicer reviews required under the Pooling and Servicing Agreement.

Item 4.01.       Changes in Registrant’s Certifying Account

On February 10, 2005 (i) PwC declined re-appointment as YMRC’s principal accountant for the performance of agreed upon procedures and related servicer reviews required under the Pooling and Servicing Agreement, based on staffing considerations at PwC and (ii) YMRC with the approval of its Audit Committee retained E&Y, as its principal accountants, to perform the agreed upon procedures and related servicer reviews required under the Pooling and Servicing Agreement.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits
Exhibit 16: Letter from PWC LLP dated February 17, 2005 and received February 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAMAHA MOTOR RECEIVABLES CORPORATION

(Registrant)

Dated: March 15, 2005	By:	/s/ Russell D. Jura
	Name:	Russell D. Jura
	Title:	Assistant Secretary